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	Robin Washington	Amy Flood
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Sung Lee
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For Immediate Release
GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2018 FINANCIAL RESULTS
- Fourth Quarter Product Sales of $5.7 billion -
- Full Year 2018 Product Sales of $21.7 billion -
- Full Year 2018 Diluted EPS of $4.17 per share -
- Full Year 2018 Non-GAAP Diluted EPS of $6.67 per share -
Foster City, CA, February 4, 2019 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2018. Total revenues for the fourth quarter of 2018 were $5.8 billion compared to $5.9 billion for the same period in 2017. Net income for the fourth quarter of 2018 was $3 million, or $0.00 earnings per diluted share, compared to net loss of $3.9 billion, or $2.96 loss per diluted share for the same period in 2017. The earnings per share for the fourth quarter of 2018 included an unfavorable impact of $0.99 per diluted share from an impairment and a non-cash tax charge related to intangible assets acquired from Kite Pharma, Inc. (Kite). Non-GAAP net income for the fourth quarter of 2018 was $1.9 billion, or $1.44 per diluted share, compared to $2.3 billion, or $1.78 per diluted share for the same period in 2017.
Full year 2018 total revenues were $22.1 billion, compared to $26.1 billion for 2017. Net income for 2018 was $5.5 billion, or $4.17 per diluted share, compared to $4.6 billion, or $3.51 per diluted share for 2017. Non-GAAP net income for 2018 was $8.7 billion, or $6.67 per diluted share, compared to $11.7 billion, or $8.84 per diluted share for 2017.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2018	2017	2018	2017
Product sales	$5,681	$5,837	$21,677	$25,662
Royalty, contract and other revenues	114	112	450	445
Total revenues	$5,795	$5,949	$22,127	$26,107

Net income (loss) attributable to Gilead	$3	$(3,865)	$5,455	$4,628
Non-GAAP net income	$1,873	$2,343	$8,728	$11,654

Diluted earnings (loss) per share	$—	$(2.96)	$4.17	$3.51
Non-GAAP diluted earnings per share	$1.44	$1.78	$6.67	$8.84

___________________________________
Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration, stock-based compensation and other expenses, fair value adjustments of marketable equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 through 11.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

February 4, 2019	2

Product Sales
Total product sales for the fourth quarter of 2018 were $5.7 billion, compared to $5.8 billion for the same period in 2017. Product sales for the fourth quarter of 2018 were $4.5 billion in the United States, $813 million in Europe and $398 million in other locations. Product sales for the fourth quarter of 2017 were $4.1 billion in the United States, $1.1 billion in Europe and $553 million in other locations.
Total product sales in 2018 were $21.7 billion, compared to $25.7 billion in 2017. For 2018, product sales were $16.2 billion in the United States, $3.7 billion in Europe and $1.8 billion in other locations. For 2017, product sales were $18.1 billion in the United States, $5.0 billion in Europe and $2.6 billion in other locations.

•
HIV product sales were $4.1 billion for the fourth quarter of 2018 compared to $3.4 billion for the same period in 2017. For 2018, HIV product sales were $14.6 billion compared to $13.0 billion in 2017. The increases were primarily due to the launch of Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg) in 2018 and the continued uptake of Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg), Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C virus (HCV) product sales, which consist of Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg) and Sovaldi® (sofosbuvir 400 mg), were $738 million for the fourth quarter of 2018 compared to $1.5 billion for the same period in 2017. For 2018, HCV product sales were $3.7 billion compared to $9.1 billion in 2017. The declines were primarily due to lower average net selling price and lower sales volume of Harvoni and Epclusa across all major markets as a result of increased competition and lower patient starts.

•	Yescarta® (axicabtagene ciloleucel), which was launched in the United States in October 2017, generated $81 million in sales during the fourth quarter of 2018 and $264 million in sales in 2018.

•
Other product sales, which include products from Gilead’s chronic hepatitis B virus (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg) and AmBisome® (amphotericin B liposome for injection 50 mg/vial), were $797 million for the fourth quarter of 2018 compared to $886 million for the same period in 2017. For 2018, other product sales were $3.1 billion compared to $3.5 billion in 2017.

Cost of Goods Sold and Product Gross Margin

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except percentages)	2018	2017	2018	2017
Cost of goods sold	$1,570	$1,256	$4,853	$4,371
Non-GAAP cost of goods sold	$1,257	$966	$3,590	$3,422
Product gross margin	72.4%	78.5%	77.6%	83.0%
Non-GAAP product gross margin	77.9%	83.5%	83.4%	86.7%

For the fourth quarter and full year 2018, compared to the same periods in 2017:

•
Cost of goods sold and non-GAAP cost of goods sold increased primarily due to reserves for excess raw material inventory. In the fourth quarter of 2018, inventory reserves of $410 million, or approximately $0.31 per diluted share, were recorded for excess raw materials primarily due to a sustained decrease in demand for Harvoni. The full year cost of goods sold also increased due to amortization expense related to intangible assets acquired in connection with Gilead’s acquisition of Kite.

•	Product gross margin and non-GAAP product gross margin decreased primarily due to the factors noted above.

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February 4, 2019	3

Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2018	2017	2018	2017
Research and development (R&D) expenses	$1,950	$1,150	$5,018	$3,734
Non-GAAP R&D expenses	$939	$845	$3,518	$3,291

Selling, general and administrative (SG&A) expenses	$1,131	$1,252	$4,056	$3,878
Non-GAAP SG&A expenses	$1,032	$923	$3,608	$3,363

For the fourth quarter of 2018, compared to the same period in 2017:

•
R&D expenses increased primarily due to an $820 million impairment charge related to in-process R&D (IPR&D) for the KITE-585 program (an anti-BCMA being evaluated for the treatment of multiple myeloma), up-front collaboration expenses and higher investments to support the growth of Gilead’s business following the acquisition of Kite, partially offset by Gilead’s purchase of Cell Design Labs, Inc. in 2017.

•
SG&A expenses decreased primarily due to lower stock-based compensation expenses associated with the acquisition of Kite, partially offset by higher investments to support the growth of Gilead’s business following the acquisition of Kite.

•	Non-GAAP R&D expenses and non-GAAP SG&A expenses increased primarily due to higher investments to support the growth of Gilead’s business following the acquisition of Kite.
For the full year 2018, compared to 2017:

•
R&D expenses increased primarily due to an $820 million impairment charge related to IPR&D for the KITE-585 program, up-front collaboration expenses, a full year of investments to support the growth of Gilead’s business following the acquisition of Kite and higher stock-based compensation expenses associated with the acquisition of Kite.

•
SG&A expenses increased primarily due to a full year of investments to support the growth of Gilead’s business following the acquisition of Kite, partially offset by lower acquisition-related costs associated with the acquisition of Kite.

•	Non-GAAP R&D expenses and non-GAAP SG&A expenses increased primarily due to a full year of investments to support the growth of Gilead’s business following the acquisition of Kite.
Cash, Cash Equivalents and Marketable Debt Securities
As of December 31, 2018, Gilead had $31.5 billion of cash, cash equivalents and marketable debt securities compared to $36.7 billion as of December 31, 2017. During 2018, Gilead generated $8.4 billion in operating cash flow, repaid $6.3 billion of debt, paid cash dividends of $3.0 billion and utilized $2.9 billion on stock repurchases.

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February 4, 2019	4

Full Year 2019 Guidance
Gilead provided its full year 2019 guidance below. The guidance for product sales reflects the anticipated entry of generic versions of Letairis and Ranexa in the United States and the full year impact of generic products containing tenofovir disoproxil fumarate in certain European countries.

(In millions, except percentages and per share amounts)	Provided February 4, 2019
Product Sales	$21,300 - $21,800
Non-GAAP
Product Gross Margin	85% - 87%
R&D Expenses	$3,600 - $3,800
SG&A Expenses	$3,900 - $4,100
Effective Tax Rate	20.0% - 21.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-Based Compensation and Other Expenses	$1.40 - $1.50
Corporate Highlights

•
Announced that the Board of Directors named Daniel O’Day Chairman of the Board and Chief Executive Officer, effective March 1, 2019. Announced that the Board of Directors appointed Gregg Alton as interim Chief Executive Officer for the period of January 1, 2019 until March 1, 2019.

•	Announced an immuno-oncology partnership with Agenus Inc. focused on the development and commercialization of novel immuno-oncology therapies.

•
Announced a strategic collaboration with Scholar Rock Holding Corporation to discover and develop highly specific inhibitors of transforming growth factor beta activation for the treatment of fibrotic diseases.

•	Announced a global strategic collaboration with Tango Therapeutics, Inc. to discover, develop and commercialize a pipeline of innovative targeted immuno-oncology treatments for patients with cancer.
Product & Pipeline Updates announced by Gilead during the Fourth Quarter of 2018 include:
HIV and Liver Diseases Programs

•	Announced that the China National Medical Products Administration (NMPA) approved Harvoni in China for the treatment of HCV genotype 1-6 infection in adults and adolescents aged 12 to 18 years.

•	Announced that the NMPA approved Descovy in China for the treatment of HIV-1 infection in adults and adolescents.

•	Announced that the NMPA approved Vemlidy in China for the treatment of chronic HBV infection in adults and adolescents.

•	Presented data at The Liver Meeting® 2018, which included the announcement of:

◦
Results from studies investigating Epclusa in HCV infected patients with severe renal impairment undergoing dialysis and Harvoni in pediatric HCV patients aged three to five years, adding to the efficacy and safety profile of sofosbuvir-based regimens across diverse patient populations.

◦	Results from Gilead’s HBV cure development program.

◦
Results from Gilead’s clinical development program for advanced fibrosis due to nonalcoholic steatohepatitis. Data presented support the ongoing development of Gilead’s investigational compounds, evaluate the utility of noninvasive tests for the identification of patients with advanced fibrosis and demonstrate the significant burden of disease in affected patients.

◦
Results demonstrating that treatment with GS-9674, an investigational, selective, nonsteroidal farnesoid X receptor agonist, led to significant improvements in liver biochemistry and markers of cholestasis in patients with primary sclerosing cholangitis.

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February 4, 2019	5

•
Presented data at the 2018 HIV Glasgow conference, which included the announcement of 96-week results from a Phase 3, randomized, double-blinded study evaluating the safety and efficacy of Biktarvy for the treatment of HIV-1 infection in treatment-naïve adults. In the ongoing study, Biktarvy was found to be statistically non-inferior to a regimen of dolutegravir and emtricitabine/tenofovir alafenamide through 96 weeks of therapy.

Oncology and Cell Therapy Programs

•	Presented data at the Annual Meeting of the American Society of Hematology, which included the announcement of:

◦
Updated results from ZUMA-3, a single-arm Phase 1/2 study evaluating KTE-X19 (formerly KTE-C19), an investigational CD19 chimeric antigen receptor T cell therapy, in adult patients with relapsed or refractory acute lymphoblastic leukemia. With a median follow-up of 15.1 months following a single infusion of KTE-X19, 69% of evaluable patients achieved complete tumor remission, defined as complete remission (CR) or CR with incomplete hematological recovery. The rate of undetectable minimal residual disease in patients who achieved complete tumor remission was 100%.

◦
Two-year efficacy and safety data from the pivotal ZUMA-1 trial of Yescarta in patients with refractory large B-cell lymphoma. With a minimum follow-up of two years after a single infusion of Yescarta (median follow up of 27.1 months), 39% of patients were in an ongoing response.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 through 11.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results for the fourth quarter and full year 2018 and a general business update. To access the webcast live via the internet, please connect to Gilead’s website at http://investors.gilead.com/ 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call (877) 359-9508 (U.S.) or (224) 357-2393 (international) and dial the conference ID 3826138 to access the call.
A replay of the webcast will be archived on Gilead’s website for one year and a phone replay will be available approximately two hours following the call through February 6, 2019. To access the phone replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 3826138.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties

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February 4, 2019	6

include: Gilead’s ability to achieve its anticipated full year 2019 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Yescarta and Biktarvy; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchase driven by federal and state grant cycles as well as purchase by retail pharmacies and other non-wholesaler locations with whom we have no inventory management agreements may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada; an uncertain global macroeconomic environment; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to develop products under the collaborations with Agenus Inc., Scholar Rock Holding Corporation and Tango Therapeutics, Inc.; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully commercialize its products, including Yescarta; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including GS-9674, KTE-X19 and product candidates evaluated for advanced fibrosis due to nonalcoholic steatohepatitis and under Gilead’s HBV cure program; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter and the year ended December 31, 2018 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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February 4, 2019	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Product sales	$5,681	$5,837	$21,677	$25,662
Royalty, contract and other revenues	114	112	450	445
Total revenues	5,795	5,949	22,127	26,107
Costs and expenses:
Cost of goods sold	1,570	1,256	4,853	4,371
Research and development expenses	1,950	1,150	5,018	3,734
Selling, general and administrative expenses	1,131	1,252	4,056	3,878
Total costs and expenses	4,651	3,658	13,927	11,983
Income from operations	1,144	2,291	8,200	14,124
Interest expense	(257)	(297)	(1,077)	(1,118)
Other income (expense), net	129	132	676	523
Income before provision for income taxes	1,016	2,126	7,799	13,529
Provision for income taxes	1,013	5,962	2,339	8,885
Net income (loss)	3	(3,836)	5,460	4,644
Net income attributable to noncontrolling interest	—	29	5	16
Net income (loss) attributable to Gilead	$3	$(3,865)	$5,455	$4,628

Net income (loss) per share attributable to Gilead common stockholders - basic	$—	$(2.96)	$4.20	$3.54
Shares used in per share calculation - basic	1,290	1,307	1,298	1,307
Net income (loss) per share attributable to Gilead common stockholders - diluted	$—	$(2.96)	$4.17	$3.51
Shares used in per share calculation - diluted	1,299	1,307	1,308	1,319
Cash dividends declared per share	$0.57	$0.52	$2.28	$2.08

February 4, 2019	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,570	$1,256	$4,853	$4,371
Acquisition-related – amortization of purchased intangibles	(301)	(283)	(1,203)	(912)
Stock-based compensation expenses(1)	(12)	(12)	(61)	(24)
Other(2)	—	5	1	(13)
Non-GAAP cost of goods sold	$1,257	$966	$3,590	$3,422

Product gross margin reconciliation:
GAAP product gross margin	72.4%	78.5%	77.6%	83.0%
Acquisition-related – amortization of purchased intangibles	5.3%	4.8%	5.5%	3.6%
Stock-based compensation expenses(1)	0.2%	0.2%	0.3%	0.1%
Other(2)	—%	(0.1)%	—%	0.1%
Non-GAAP product gross margin(7)	77.9%	83.5%	83.4%	86.7%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,950	$1,150	$5,018	$3,734
Up-front collaboration expenses	(118)	—	(278)	—
Acquisition-related – acquired IPR&D	—	(222)	—	(222)
Acquisition-related – IPR&D impairment	(820)	—	(820)	—
Acquisition-related – other costs	1	(8)	(21)	(8)
Stock-based compensation expenses(1)	(75)	(90)	(379)	(232)
Other(2)	1	15	(2)	19
Non-GAAP research and development expenses	$939	$845	$3,518	$3,291

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,131	$1,252	$4,056	$3,878
Acquisition-related – transaction costs	—	(36)	—	(48)
Acquisition-related – other costs	(1)	(46)	(24)	(46)
Stock-based compensation expenses(1)	(88)	(243)	(405)	(393)
Other(2)	(10)	(4)	(19)	(28)
Non-GAAP selling, general and administrative expenses	$1,032	$923	$3,608	$3,363

Operating margin reconciliation:
GAAP operating margin	19.7%	38.5%	37.1%	54.1%
Up-front collaboration expenses	2.0%	—%	1.3%	—%
Acquisition-related – amortization of purchased intangibles	5.2%	4.8%	5.4%	3.5%
Acquisition-related – acquired IPR&D	—%	3.7%	—%	0.9%
Acquisition-related – IPR&D impairment	14.2%	—%	3.7%	—%
Acquisition-related – transaction costs	—%	0.6%	—%	0.2%
Acquisition-related – other costs	—%	0.9%	0.2%	0.2%
Stock-based compensation expenses(1)	3.0%	5.8%	3.8%	2.5%
Other(2)	0.2%	(0.3)%	0.1%	0.1%
Non-GAAP operating margin(7)	44.3%	54.0%	51.6%	61.4%

Interest expense reconciliation:
GAAP interest expense	$(257)	$(297)	$(1,077)	$(1,118)
Acquisition-related – transaction costs	—	—	—	18
Non-GAAP interest expense	$(257)	$(297)	$(1,077)	$(1,100)

February 4, 2019	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Other income (expense), net reconciliation:
GAAP other income (expense), net	$129	$132	$676	$523
Unrealized (gains) losses from marketable equity securities(6)	34	—	(115)	—
Non-GAAP other income (expense), net	$163	$132	$561	$523

Effective tax rate reconciliation:
GAAP effective tax rate	99.6%	280.5%	30.0%	65.7%
Up-front collaboration expenses	(0.3)%	—%	0.1%	—%
Acquisition-related – amortization of purchased intangibles	(6.5)%	(1.1)%	(2.0)%	(1.2)%
Acquisition-related – acquired IPR&D	—%	(2.1)%	—%	(0.4)%
Acquisition-related – IPR&D impairment	(4.0)%	—%	(0.5)%	—%
Acquisition-related – transaction costs	—%	0.2%	—%	—%
Acquisition-related – other costs	—%	0.3%	—%	—%
Stock-based compensation expenses(1)	(0.2)%	2.6%	(0.1)%	0.8%
Unrealized (gains) losses from marketable equity securities(6)	(5.2)%	—%	(0.1)%	—%
Discrete tax charge(4)	(57.9)%	—%	(7.5)%	—%
Tax Reform impact(5)	(1.4)%	(258.3)%	(0.1)%	(40.6)%
Other(2)	—%	0.2%	—%	—%
Non-GAAP effective tax rate(7)	24.2%	22.2%	19.8%	24.5%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$3	$(3,865)	$5,455	$4,628
Up-front collaboration expenses	91	—	216	—
Acquisition-related – amortization of purchased intangibles	281	246	1,124	851
Acquisition-related – acquired IPR&D	—	222	—	222
Acquisition-related – IPR&D impairment	696	—	696	—
Acquisition-related – transaction costs	—	24	—	48
Acquisition-related – other costs	—	36	36	36
Stock-based compensation expenses(1)	135	208	681	369
Unrealized (gains) losses from marketable equity securities(6)	59	—	(87)	—
Discrete tax charge(4)	588	—	588	—
Tax Reform impact(5)	14	5,490	4	5,490
Other(2)	6	(18)	15	10
Non-GAAP net income attributable to Gilead	$1,873	$2,343	$8,728	$11,654

February 4, 2019	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings / (loss) per share(3)	$0.00	$(2.96)	$4.17	$3.51
Up-front collaboration expenses	0.07	—	0.17	—
Acquisition-related – amortization of purchased intangibles	0.22	0.19	0.86	0.65
Acquisition-related – acquired IPR&D	—	0.17	—	0.17
Acquisition-related – IPR&D impairment	0.54	—	0.53	—
Acquisition-related – transaction costs	—	0.02	—	0.04
Acquisition-related – other costs	—	0.03	0.03	0.03
Stock-based compensation expenses(1)	0.10	0.16	0.52	0.28
Unrealized (gains) losses from marketable equity securities(6)	0.05	—	(0.07)	—
Discrete tax charge(4)	0.45	—	0.45	—
Tax Reform impact(5)	0.01	4.16	—	4.16
Other(2)	—	(0.01)	0.01	0.01
Non-GAAP diluted earnings per share(7)	$1.44	$1.78	$6.67	$8.84

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$313	$290	$1,263	$949
Research and development expenses adjustments	1,011	305	1,500	443
Selling, general and administrative expenses adjustments	99	329	448	515
Interest expense adjustments	—	—	—	18
Other income (expense), net adjustments	34	—	(115)	—
Total non-GAAP adjustments before tax	1,457	924	3,096	1,925
Income tax effect	(189)	(206)	(415)	(389)
Discrete tax charge(4)	588	—	588	—
Tax Reform impact(5)	14	5,490	4	5,490
Total non-GAAP adjustments after tax	$1,870	$6,208	$3,273	$7,026

Notes:
(1)    Amounts include stock-based compensation expenses associated with the acquisition of Kite, which were $44 million and $367 million for the three and twelve months ended December 31, 2018, respectively, and $238 million for both the three and twelve months ended December 31, 2017

(2) Amounts related to restructuring, contingent consideration and/or other individually insignificant amounts
(3) Shares used in loss per share calculation for the three months ended December 31, 2017 exclude 13 million shares from dilutive equity awards
(4) Amount represents a deferred tax charge resulting from a transfer of acquired intangible assets between wholly owned subsidiaries
(5) Amounts represent impact from the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform)
(6)    Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on Gilead’s Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(7) Amounts may not sum due to rounding

February 4, 2019	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2019 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Provided February 4, 2019
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	80% - 81%
Acquisition-related expenses	5% - 6%
Non-GAAP projected product gross margin(1)	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$4,195 - $4,480
Stock-based compensation expenses	(345) - (380)
Up-front collaboration expenses	(250) - (300)
Non-GAAP projected research and development expenses	$3,600 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$4,255 - $4,490
Stock-based compensation expenses	(355) - (390)
Non-GAAP projected selling, general and administrative expenses	$3,900 - $4,100

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate (2)	21.5% - 22.5%
Tax rate effect of adjustments noted above (2)	(1.5%) - (1.5%)
Non-GAAP projected effective tax rate	20.0% - 21.0%

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(2):
Acquisition-related expenses / up-front collaboration expenses	$0.93 - $0.97
Stock-based compensation expenses	$0.47 - $0.53
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(2)	$1.40 - $1.50

Notes:
(1) Total stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2)    Excludes fair value adjustments of marketable equity securities and the associated income tax effect, as Gilead is unable to project future fair value adjustments, and other discrete tax charges or benefits

February 4, 2019	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31,	December 31,
	2018	2017

Cash, cash equivalents and marketable securities	$31,512	$36,694
Accounts receivable, net	3,327	3,851
Inventories	814	801
Property, plant and equipment, net	4,006	3,295
Intangible assets, net	15,738	17,100
Goodwill	4,117	4,159
Other assets	4,161	4,383
Total assets	$63,675	$70,283

Current liabilities	$10,605	$11,635
Long-term liabilities	31,536	38,147
Stockholders’ equity(1)	21,534	20,501
Total liabilities and stockholders’ equity	$63,675	$70,283

Notes:
(1) As of December 31, 2018, there were 1,282 million shares of common stock issued and outstanding

February 4, 2019	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Atripla – U.S.	$244	$314	$967	$1,288
Atripla – Europe	12	76	131	335
Atripla – Other International	29	50	108	183
	285	440	1,206	1,806

Biktarvy – U.S.	551	—	1,144	—
Biktarvy – Europe	26	—	39	—
Biktarvy – Other International	1	—	1	—
	578	—	1,184	—

Complera / Eviplera – U.S.	66	91	276	406
Complera / Eviplera – Europe	48	118	327	503
Complera / Eviplera – Other International	11	13	50	57
	125	222	653	966

Descovy – U.S.	322	276	1,217	958
Descovy – Europe	74	77	308	226
Descovy – Other International	15	12	56	34
	411	365	1,581	1,218

Genvoya – U.S.	953	844	3,631	3,033
Genvoya – Europe	198	176	794	534
Genvoya – Other International	55	40	199	107
	1,206	1,060	4,624	3,674

Odefsey – U.S.	337	276	1,242	964
Odefsey – Europe	105	45	335	132
Odefsey – Other International	6	4	21	10
	448	325	1,598	1,106

Stribild – U.S.	117	179	505	811
Stribild – Europe	14	34	97	195
Stribild – Other International	6	9	42	47
	137	222	644	1,053

Truvada – U.S.	784	631	2,605	2,266
Truvada – Europe	15	117	260	644
Truvada – Other International	24	49	132	224
	823	797	2,997	3,134

Other HIV(1) – U.S.	10	9	40	43
Other HIV(1) – Europe	1	1	7	6
Other HIV(1) – Other International	4	7	14	9
	15	17	61	58

Revenue share – Symtuza(2) – U.S.	19	—	27	—
Revenue share – Symtuza(2) – Europe	18	—	52	—
	37	—	79	—

Total HIV – U.S.	3,403	2,620	11,654	9,769
Total HIV – Europe	511	644	2,350	2,575
Total HIV – Other International	151	184	623	671
	4,065	3,448	14,627	13,015

February 4, 2019	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

AmBisome – U.S.	$6	$2	$46	$28
AmBisome – Europe	59	54	229	207
AmBisome – Other International	43	34	145	131
	108	90	420	366

Epclusa – U.S.	201	262	934	2,404
Epclusa – Europe	152	220	654	869
Epclusa – Other International	100	83	378	237
	453	565	1,966	3,510

Harvoni – U.S.	153	425	802	3,053
Harvoni – Europe	28	121	144	704
Harvoni – Other International	51	98	276	613
	232	644	1,222	4,370

Letairis – U.S.	254	233	943	887

Ranexa – U.S.	177	200	758	717

Vemlidy – U.S.	73	45	245	111
Vemlidy – Europe	4	2	12	5
Vemlidy – Other International	23	5	64	6
	100	52	321	122

Viread – U.S.	10	119	50	514
Viread – Europe	10	36	82	238
Viread – Other International	38	57	175	294
	58	212	307	1,046

Vosevi – U.S.	54	150	304	267
Vosevi – Europe	21	17	78	22
Vosevi – Other International	2	3	14	4
	77	170	396	293

Yescarta – U.S.	80	7	263	7
Yescarta – Europe	1	—	1	—
Yescarta – Other International	—	—	—	—
	81	7	264	7

Zydelig – U.S.	15	17	61	69
Zydelig – Europe	26	20	70	77
Zydelig – Other International	—	2	2	3
	41	39	133	149

Other(3) – U.S.	44	55	137	283
Other(3) – Europe	1	35	76	314
Other(3) – Other International	(10)	87	107	583
	35	177	320	1,180

Total product sales – U.S.	4,470	4,135	16,197	18,109
Total product sales – Europe	813	1,149	3,696	5,011
Total product sales – Other International	398	553	1,784	2,542
	$5,681	$5,837	$21,677	$25,662
Notes:
(1) Includes Emtriva and Tybost
(2)    Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC

(3) Includes Cayston, Hepsera and Sovaldi